Exhibit 99.1

ACTIVE Network Reports Third Quarter 2013 Financial Results

•	Third Quarter Revenue of $117.5 Million

•	Third Quarter Adjusted EBITDA of $16.4 Million

SAN DIEGO, CALIF. – October 30, 2013 – ACTIVE Network (NYSE: ACTV), the leader in cloud-based activity and participant management™ solutions, today announced its financial results for the third quarter ended September 30, 2013.

Q3 2013 Financial Highlights:

(All comparisons are made to the third quarter of 2012)

•	Total net revenue up 8% to $117.5 million.

•	Technology revenue increased 9% and constituted 89%, or $104.4 million, of total net revenue.

•	Net registration revenue increased 9% to $79.0 million; registrations grew 6% and revenue per registration was up 2%.

•	Marketing services revenue constituted 11%, or $13.1 million, of total net revenue.

•	Net loss was $5.3 million, compared to net loss of $6.0 million.

•	Adjusted EBITDA, a non-GAAP financial measure, was $16.4 million.

•	Excluding charges related to transaction costs associated with ACTIVE Network entering into a definitive agreement to be acquired by Vista Equity Partners and management changes, Adjusted EBITDA was $19.5 million, up 27%.

“I am pleased with our third quarter results,” said Jon Belmonte, Interim CEO of ACTIVE Network. “During the quarter, we entered into a definitive agreement to be acquired by Vista Equity Partners, which we believe will be a very positive event for stockholders and will help position us to further capitalize on the market opportunity.”

Q3 2013 Key Business Highlights

•	Marquee customer highlights included wins from Run or Dye, Kentucky Derby Festival Marathon, Monterey County Parks (CA), Arkansas State Parks, and Informatica World 2014 and 2015.

•	ACTIVE Network launched a new version of ACTIVE RegOnline™, the Company’s entry-level online event-management solution. The new ACTIVE RegOnline makes it easier for event planners from Small and Mid-sized Businesses (SMBs) and associations, to plan, promote, and manage events of all sizes.

•	ACTIVE Network saw a 5% increase in summer camping across U.S. Federal parks, 30+ states, and regional and private partners. Through ReserveAmerica.com, ACTIVE Network provides consumers with the ability to search and reserve from more than 210,000 campsites.

Merger Agreement with Vista Equity Partners

On September 28, 2013, ACTIVE Network entered into a definitive agreement to be acquired by affiliates of Vista Equity Partners (“Vista”), a leading private equity firm focused on investments in software, data and technology-enabled businesses, in a transaction valued at approximately $1.05 billion. Pursuant to the agreement, Vista has commenced a tender offer to acquire all of the outstanding shares of ACTIVE Network’s common stock for $14.50 per share, in cash, payable without interest and less any applicable withholding taxes. Any shares not tendered in the offer will be acquired in a second-step merger at the same cash price as paid in the tender offer. The transaction is expected to close before the end of the fourth quarter of 2013. Upon the completion of the transaction, ACTIVE Network will become a privately held company.

Conference Call Information

Due to the previously announced merger agreement with Vista, ACTIVE Network will not host a conference call in conjunction with today’s release of its third quarter 2013 results and will not be updating prior financial guidance or providing financial guidance for future periods.

About ACTIVE Network

ACTIVE Network (NYSE: ACTV) is on a mission to make the world a more active place. With deep expertise in activity and participant management™, our ACTIVE Works® cloud technology helps organizations transform and grow their businesses. We do this through technology solutions that power the world’s activities, as well as online destinations such as ACTIVE.com® that connect people with the things they love to do. Serving ~55,000 global business customers and driving ~90 million transactions annually, we help organizations get participants, manage their events and build communities. ACTIVE Network is headquartered in San Diego, California and has over 30 offices worldwide. Learn more at ACTIVEnetwork.com or ACTIVE.com and engage with us on Twitter @ACTIVEnetwork, @ACTIVE and on Facebook.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income (loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth and improve its operations, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, the effects of the Company’s recent management change, and the Company’s ability to successfully consider and evaluate its strategic alternatives, as well as the other risks detailed from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. This press release also contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risks, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to the number of the Company’s stockholders who may tender their stock in the tender offer, the possibility that various closing conditions for the transaction may not be satisfied or waived, and general economic and business conditions. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to satisfy conditions to the transaction, the risk that Vista is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that the Company’s business will suffer due to uncertainty related to the transaction, the competitive environment in the Company’s industry and competitive responses to the transaction. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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© 2013 The Active Network, Inc. All rights reserved. ACTIVE.com, ACTIVE Works and StarCite are registered trademarks of The Active Network, Inc. ACTIVE Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.

Notice to Investors

This press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of ACTIVE Network’s common stock. The solicitation and the offer to purchase shares of ACTIVE Network’s common stock described in this press release will be made only pursuant to the offer to purchase and related materials that Vista has filed on Schedule TO with the SEC. In addition, ACTIVE Network has filed its recommendation of the tender offer on Schedule 14D-9 with the SEC. Additionally, ACTIVE Network and Vista will file other relevant materials in connection with the proposed acquisition of ACTIVE Network by Vista pursuant to the terms of the merger agreement. INVESTORS AND STOCKHOLDERS OF ACTIVE NETWORK ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting the investor relations department of ACTIVE Network at 10182 Telesis Court, San Diego, California 92121, by telephone at (858) 964-3834 or by email at PR@activenetwork.com.

Media Contact:	Investor Contact:

Kristin Carroll, ACTIVE Network	Brinlea Johnson, The Blueshirt Group
PR@ACTIVEnetwork.com	Brinlea@blueshirtrgroup.com
1- 858- 964-3834	1-212-331-8424

Allise Furlani, The Blueshirt Group
allise@blueshirtgroup.com
212-331-8433

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Revenue:
Technology revenue	$104,407	$96,170	$318,870	$288,445
Marketing services revenue	13,128	13,049	37,036	36,776

Total net revenue	117,535	109,219	355,906	325,221
Cost of net revenue:
Cost of technology revenue	50,896	45,571	156,355	142,038
Cost of marketing services revenue	916	1,826	3,131	5,257

Total cost of net revenue	51,812	47,397	159,486	147,295

Gross profit	65,723	61,822	196,420	177,926
Operating expenses:
Sales and marketing	25,307	24,154	79,281	73,462
Research and development	20,703	20,624	63,375	62,954
General and administrative	20,441	15,862	61,980	49,309
Amortization of intangibles	3,956	5,492	12,396	16,780

Total operating expenses	70,407	66,132	217,032	202,505

Loss from operations	(4,684)	(4,310)	(20,612)	(24,579)
Interest income	13	23	44	73
Interest expense	(151)	(239)	(486)	(480)
Other income (expense), net	431	486	(592)	1,363

Loss before provision for income taxes	(4,391)	(4,040)	(21,646)	(23,623)
Provision for income taxes	904	1,982	3,349	5,062

Net loss	$(5,295)	$(6,022)	$(24,995)	$(28,685)

Net loss per share:
Basic and diluted	$(0.08)	$(0.10)	$(0.40)	$(0.49)

Weighted-average shares:
Basic and diluted	62,757	59,444	61,718	58,259

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$103,330	$58,493
Restricted cash	308	1,145
Registration receivable	22,580	16,260
Accounts receivable, net	51,774	51,363
Inventories	3,918	4,809
Prepaid expenses and other current assets	10,548	8,922

Total current assets	192,458	140,992
Property and equipment, net	42,500	41,236
Software development costs, net	49,073	51,151
Goodwill	242,869	243,716
Intangible assets, net	46,564	62,806
Other long-term assets	2,600	2,569

Total assets	$576,064	$542,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,107	$8,174
Registration fees payable	88,125	61,272
Accrued expenses	51,669	38,865
Deferred revenue	69,715	66,846
Capital lease obligations, current portion	2,278	2,774
Other current liabilities	3,495	4,373

Total current liabilities	218,389	182,304
Capital lease obligations, net of current portion	1,088	2,462
Other long-term liabilities	5,690	6,192
Deferred tax liability	21,427	19,065

Total liabilities	246,594	210,023
Stockholders’ equity:
Common stock	64	62
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	676,592	653,694
Accumulated other comprehensive income	8,052	8,934
Accumulated deficit	(343,279)	(318,284)

Total stockholders’ equity	329,470	332,447

Total liabilities and stockholders’ equity	$576,064	$542,470

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities
Net loss	$(24,995)	$(28,685)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	30,311	23,995
Amortization of intangible assets	15,970	21,132
Stock-based compensation expense	19,086	11,992
Deferred tax liability	2,391	3,046
Other non-cash items	(935)	(2,431)
Change in operating assets and liabilities, net of effect of acquisitions:
Restricted cash	837	627
Registration receivable	(6,321)	(4,274)
Accounts receivable	(453)	(2,483)
Inventories	891	(1,831)
Prepaid expenses and other assets	(1,680)	(2,692)
Accounts payable and accrued expenses	10,884	3,416
Registration fees payable	26,854	252
Deferred revenue	3,105	13,914
Other liabilities	(329)	1,170

Net cash provided by operating activities	75,616	37,148
Investing activities
Purchases of property and equipment	(16,690)	(12,665)
Capitalized software development	(16,266)	(17,194)
Cash paid for acquisitions, net of cash acquired	—	(38,037)

Net cash used in investing activities	(32,956)	(67,896)
Financing activities
Proceeds from issuance of common stock	5,444	9,247
Payments on capital lease obligations	(1,869)	(3,552)
Payments of employee tax withholdings from equity transactions	(1,896)	—
Proceeds (repayment) of long-term debt	—	(5,000)

Net cash provided by financing activities	1,679	695
Effect of exchange rates on cash	498	(147)

Net increase (decrease) in cash and cash equivalents	44,837	(30,200)
Cash and cash equivalents at beginning of period	58,493	108,699

Cash and cash equivalents at end of period	$103,330	$78,499

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except revenue per registration)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		% change	September 30,		% change
	2013	2012		2013	2012
Operational Data:
Net registration revenue	$78,957	$72,703	9%	$241,768	$220,076	10%
Registrations	26,840	25,207	6%	74,716	71,466	5%
Net registration revenue per registration	$2.94	$2.88	2%	$3.24	$3.08	5%

	Three Months Ended		% or bps change	Nine Months Ended		% or bps change
	September 30,			September 30,
	2013	2012		2013	2012
GAAP and Non-GAAP Gross Profit Margin:
Total net revenue	$117,535	$109,219	8%	$355,906	$325,221	9%
GAAP gross profit	$65,723	$61,822	6%	$196,420	$177,926	10%
Add back: stock-based compensation	174	222		457	474
Add back: depreciation & amortization	10,166	8,060		29,766	23,728

Non-GAAP gross profit	$76,063	$70,104	9%	$226,643	$202,128	12%
Gross profit margin:
GAAP gross profit margin	55.9%	56.6%	(70) bps	55.2%	54.7%	50 bps
Non-GAAP gross profit margin	64.7%	64.2%	50 bps	63.7%	62.2%	150 bps

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012		2013	2012
Stock-Based Compensation Expense:
Cost of net revenue	$174	$222		$457	$474
Sales and marketing	1,242	1,007		2,833	2,709
Research and development	674	662		1,683	1,782
General and administrative	3,544	2,770		14,113	7,027

Total stock-based compensation (1)	$5,634	$4,661		$19,086	$11,992

(1)	Management change costs included $0.6 million in stock-based compensation in the three months ended September 30, 2013, and $6.3 million in stock-based compensation in the nine months ended September 30, 2013 associated with the May and July 2013 separation agreements for the company’s former Executive Chairman and Chairman of the Board, Chief Executive Officer, and Chief Legal Officer.

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Non-GAAP Earnings:
Non-GAAP net income (loss):
GAAP net loss	$(5,295)	$(6,022)	$(24,995)	$(28,685)
Add back: stock-based compensation (1)	5,634	4,661	19,086	11,992
Add back: amortization of intangibles	5,137	6,900	15,970	21,132
Income tax effect	(3,770)	(4,046)	(12,270)	(11,593)

Non-GAAP net income (loss)	$1,706	$1,493	$(2,209)	$(7,154)

Add back: management change and deal costs (1)	3,100	—	4,800	—
Income tax effect	(1,085)	—	(1,680)	—

Non-GAAP net income (loss) excluding management change and deal costs	$3,721	$1,493	$911	$(7,154)

Weighted-average shares:
Basic	62,757	59,444	61,718	58,259

Diluted	67,941	64,708	65,666	58,259

Non-GAAP net income (loss) per share:
Basic	$0.03	$0.03	$(0.04)	$(0.12)

Diluted	$0.03	$0.02	$(0.04)	$(0.12)

Non-GAAP net income (loss) per share excluding management change and deal costs:
Basic	$0.06	$0.03	$0.01	$(0.12)

Diluted	$0.05	$0.02	$0.01	$(0.12)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Adjusted EBITDA:
Net loss	$(5,295)	$(6,022)	$(24,995)	$(28,685)
Add back: interest expense, net	138	216	442	407
Add back: provision for income taxes	904	1,982	3,349	5,062
Add back: depreciation and amortization	15,422	15,033	46,281	45,127
Add back: stock-based compensation (1)	5,634	4,661	19,086	11,992
Add back: other (income) expense, net	(431)	(486)	592	(1,363)

Adjusted EBITDA	$16,372	$15,384	$44,755	$32,540

Add back: management change and deal costs (1)	3,100	—	4,800	—

Adjusted EBITDA excluding management change and deal costs	$19,472	$15,384	$49,555	$32,540

(1)	Management change costs included $0.6 million in stock-based compensation and $0.4 million in other costs in the three months ended September 30, 2013, and $6.3 million in stock-based compensation and $1.9 million in other costs in the nine months ended September 30, 2013 associated with the May and July 2013 separation agreements for the company’s former Executive Chairman and Chairman of the Board, Chief Executive Officer, and Chief Legal Officer. Deal costs included $2.7 million for banking, accounting and legal costs in the three months ended September 30, 2013 and $2.9 million in the nine months ended September 30, 2013.